Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note (this “Amendment”) is made effective as of this 30th day of November, 2017, by and between NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, who are holders of the Company’s Promissory Notes (each, a “Holder” and collectively, the “Holders”).

Background

The Company and the Holders entered into Subscription Agreements originally dated as of August 18, 2017 (the “Subscription Agreements”). Pursuant to the terms and conditions of the Subscription Agreements, the Company issued to the Holders Promissory Notes (the “Notes”) and capital stock purchase warrants.

Pursuant to the consent of each of the holders of the Notes, the Notes are hereby amended as follows:

Terms and Conditions

1.       Maturity Date. The definition of “Maturity Date” in Section 1.1 of the Notes is hereby deleted in its entirety and replaced with:

“Maturity Date” shall mean July 31, 2018.

2.       Warrant. Section 2.3 of the Notes is hereby deleted in its entirety and replaced with:

Warrants. Upon the Maturity Date, the Holder shall be issued Warrants exercisable for up to such number of shares of Common Stock equal to the quotient obtained by multiplying the Principal Amount of this Note by 0.75, at an exercise price of $1.80 per share.

3.       Construction. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Subscription Agreements and the Notes, as the case may be. The terms of this Amendment amend and modify the Subscription Agreements and the Notes as if fully set forth in the Subscription Agreements and the Notes. If there is any conflict between the terms, conditions and obligations of this Amendment and the Subscription Agreements or the Notes, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Subscription Agreements and the Notes not specifically modified by this Amendment are preserved.

In Witness Whereof, this First Amendment to Promissory Notes is made effective as of the date first set forth above.

THE COMPANY:

NeuroOne Medical
Technologies Corporation

By:	/s/ David A. Rosa
Name:	David A. Rosa
Title:	Chief Executive Officer

Signature Page to First Amendment to Promissory Notes